Exhibit 99

For Immediate Release

      TradeStation Group Announces Record Revenues and Record Net Income - Net Income Per Share of $.07 Significantly Better Than Previous Estimate of $.04

    Company Raises 2003 Business Outlook Estimates For Second Time This Year

      Plantation FL, July 15, 2003 - TradeStation Group, Inc. (NasdaqNM: TRAD) today reported record net income of $2.9 million, or $0.07 per share (diluted), for the 2003 second quarter, a 737% increase from its 2002 second quarter net income. These results were significantly more favorable than the Q2 2003 estimate of net income of $1.9 million, or $0.04 per share (diluted), provided in the company's May 5, 2003 updated Business Outlook. The May 5 Business Outlook had itself raised the company's annual net income estimate by 25%. In light of its 2003 second quarter performance, the company today again raised its annual net income estimate for 2003, this time by an additional 24%. The company also reported record total revenues of $15.0 million and record brokerage revenues of $12.7 million for the quarter. TradeStation Securities also announced its plans to begin self-clearing stock trades for its active trader accounts by January 1, 2004. TradeStation Group is the parent company of the award-winning TradeStation Securities direct-access brokerage (Member NASD, SIPC and NFA), and TradeStation Technologies, the award-winning software development and subscription service company.

    TradeStation Group Achieves Record Net Income For Third Consecutive Quarter

      TradeStation Group's 2003 second quarter net income was a record $2.9 million, or $0.07 per share (diluted), a 737% increase from its 2002 second quarter net income of $341,000, or $0.01 per share (diluted), and a 27% increase from the company's 2003 first quarter net income of $2.25 million, or $0.06 per share (diluted). This is the third consecutive quarter the company has achieved record net income. Both the company's Q2 2003 earnings of $0.07 per share (diluted) and its May 5 Business Outlook estimate of $0.04 per share (diluted) take into account the one-time positive impact to second quarter earnings of a tax refund (benefit) and the one-time negative impact of an increase in the company's futures clearing cost rates by its former futures clearing firm.

      Company Achieves Record Total Revenues and Record Brokerage Revenues

      Brokerage revenues for the 2003 second quarter were a record $12.7 million, a 30% increase from 2002 second quarter brokerage revenues of $9.8 million. The company had record total revenues of $15.0 million in the 2003 second quarter, a 22% increase from 2002 second quarter total revenues of $12.2 million.

      "Our record revenues show our continued strong growth in what is universally regarded as the most valuable segment of the online brokerage space," said David Fleischman, Chief Financial Officer of the company. "And our record net income clearly demonstrates that our active and institutional trader business model produces very attractive profit margins as new accounts are added to a fixed infrastructure that requires minimal expansion as our business grows."

      TradeStation Brokerage Account Base Doubles in One Year

      TradeStation Securities reported 10,115 equities and futures brokerage accounts at June 30, 2003, a 98% increase from June 30 of the prior year.

      "Doubling the size of our active trader account base over one of the most challenging 12-month periods our industry has ever faced is very telling about the power of our product and service offering and the future growth potential of our business," said Bill Cruz, Co-Chairman and Co-CEO of TradeStation Group.

      The Average TradeStation Brokerage Client Trades Nearly 600 Times Per Year and Has a $108,000 Asset Account Balance

      Brokerage clients generated the following client account metrics in the 2003 second quarter:

     Client Account Metrics                   Equities         Futures
     Annualized average revenue per account      $4,655         $3,504
     Annualized trades per account                  595            581
     Average assets per account                $108,322        $18,064

      "The average balance of TradeStation equities accounts is substantially higher than what you see in our industry," said Cruz, "and the average balance of a TradeStation futures account is, we estimate, nearly triple the industry average for an individual account."

      Daily Average Revenue Trades (DARTs(1)) Reach 22,295, An Increase of 145% Year Over Year

      The company experienced the following daily trading growth results with respect to equities and futures accounts, which totaled 22,295 daily average revenue trades (DARTs(1)) for Q2 03:

                                           %Increase                 %Increase
                       Q2 03   Q2 02    (year-over-year)   Q1 03    (over Q1 03)

Daily Average
 Revenue
 Trades               22,295   9,091           145%        17,235        29%
(Equities and
 Futures)

Daily Average
 Revenue
 Trades               15,127   7,162           111%        12,866        18%
(Equities only)

Daily Average
 Revenue
 Trades                7,168   1,929           272%         4,369        64%
(Futures only -
 a "trade"
 includes
 both the
 initiating
 and closing
 trade of a
 futures contract)

      In addition, TradeStation's average daily share volume in the 2003 second quarter for equities trades was 11.8 million shares, an increase of 77% over the 2002 second quarter.

      "The metrics on TradeStation Securities client accounts continue to improve and remain near the very top of the industry," said Cruz. "TradeStation's account base is approximately 2/10ths of 1% the average account base size of Ameritrade, E*Trade and Schwab, yet our brokerage's daily average revenue trades (DARTs) are about 17% of the average DARTs of those companies.(1) And I must emphasize," continued Cruz, "that TradeStation Securities does not engage in proprietary trading -- those were all commission-generating trades made by our brokerage clients using their own funds."

----------
      (1) Beginning Q2 2003, the company includes in "DARTs" for all periods presented all revenue-generating trades made by TradeStation Securities' brokerage clients, including equities and equities options trades and futures round-turns. The comparison to Ameritrade, E*Trade and Schwab is based upon the April and May 2003 trade activity of TradeStation, Ameritrade and Schwab and the Q1 02 trade activity of E*Trade plus an assumed April/May 2003 increase of 21% (E*Trade has not yet reported any Q2 2003 trade activity metrics).

      TradeStation Securities Completes Successful Transfer of Accounts to New Futures Clearing Firm and Announces Plans to Self-Clear Equities Trades For Active Trader Accounts

      As previously announced, the company changed futures clearing firms in May. By the end of the quarter, more than 99% of the company's futures trading activity had been transferred to the new clearing firm.

      TradeStation Securities also announced its plans to begin self-clearing stock trades for its active trader accounts by January 1, 2004. The company has entered into a contract with SunGard Financial Systems to provide its Phase3 System to support back-office transaction processing functionality for the clearing and settlement of trades. The company expects that self-clearing of its active trader client stock trades will have a significant positive impact on its net income results shortly after self-clearing operations begin.

      Company Raises 2003 Business Outlook Estimates For Second Time This Year

      For the second time this year, the company raised its 2003 Business Outlook estimates. The company's 2003 Business Outlook is now as follows:

                    2003 BUSINESS OUTLOOK
                    (In Millions, Except Per Share Data)

                    Q1 2003     Q2 2003      Q3 2003      Q4 2003     2003 Year
                    (Actual)    (Actual)   (Estimate)    (Estimate)   (Estimate)

TOTAL REVENUES        $13.3      $15.0        $16.4        $17.8        $62.5
  Brokerage
   revenues           $11.0      $12.7        $14.3        $15.8        $53.8

TOTAL OPERATING
 EXPENSES             $11.2      $12.8        $12.9        $13.4        $50.3

NET INCOME             $2.2       $2.9         $3.5         $4.3        $12.9
EARNINGS PER
 SHARE
 (Diluted)            $0.06      $0.07        $0.08        $0.10        $0.30

WEIGHTED SHARES
 (Diluted)             40.6       43.6         45.0         45.0         43.6

      As described below, the company's Business Outlook is based on numerous assumptions that are subject to certain issues, uncertainties and risk factors. In particular, the Business Outlook assumes that current market conditions, including share volume, will continue to expand and improve.

      Conference Call/Webcast

      At 11:00, a.m., Eastern Time, today, the management of TradeStation Group will conduct an analyst conference call to discuss the company's 2003 second quarter results. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

      About TradeStation Group, Inc.

      TradeStation Group, Inc. (NasdaqNM: TRAD), through its operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to institutional, professional and serious, active individual traders. TradeStation is an electronic trading platform that enables clients to design, test and monitor their own custom trading strategies and then automate them with direct-access order execution. In March 2003, TradeStation was named Best Broker for Active Traders and rated a perfect 5.0 score for order execution by Barron's magazine, and in February 2003 was named Best Direct-Access Stock Broker, Best Direct-Access Futures Broker, Best Professional Platform and Best Institutional Platform in Technical Analysis of Stocks and Commodities magazine. The trading platform currently offers streaming real-time equities, options, and futures market data. Equities and options transactions are currently cleared through Bear, Stearns Securities Corp. (NYSE: BSC). Futures transactions are currently cleared through R.J. O'Brien & Associates, Inc. The company's other operating subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services, and owns and operates the TradeStationWorld.com strategy trading and development community.

      Forward-Looking Statements -- Issues, Uncertainties and Risk Factors

      This press release and today's earnings conference call, including but not limited to the Business Outlook set forth in this press release, contain statements that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release or the conference call, the words "estimate," "estimates," "assume," "assumption," "believe," "belief," "plan," "expect," "expectation," "intend," "designed," "anticipate," "think," "may," "will," "should," "could," "become," "upcoming," "potential," "pending" and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the effect that the company's new lower commission pricing structure for futures trades (which was implemented in the 2003 second quarter), and any ongoing modifications to its equities or futures pricing structure, will have on brokerage revenue and profitability; market pressure to lower substantially pricing on brokerage and subscription services as a result of such services being provided at lower or no additional costs by brokerages, financial institutions and other financial companies to their customers, or for other market reasons; failure of the company to obtain all approvals and memberships required to conduct self-clearing operations as a broker-dealer; the company's success (or lack thereof) in seamlessly converting the clearing of active trader stock trades from Bear Stearns to self-clearing operations; unanticipated risks or negative effects of or associated with self-clearing; the cost savings and efficiencies of self-clearing being less favorable than expected as a result of unanticipated increased fixed, infrastructure or incremental costs, mistakes (the company has no self-clearing experience) or other factors; TradeStation 7 not attracting as many new customers, or resulting in as much increased trading activity, or producing as many subscriptions for optional premium services, as the company expects (there being insufficient data at this time for the company to be able to make any concrete judgment about the size of the revenue growth, if any, that TradeStation 7 will generate); the impact of reductions in advertising expenditures for 2003 (as compared to 2002 expenditures); the timing and success of marketing campaigns; the company's ability (or lack thereof) to achieve significant net increases in brokerage accounts and brokerage revenues quarter over quarter; technical difficulties or errors in the products and/or services, particularly the new TradeStation 7 release (and its updates, including TradeStation 7.1); the company's estimated earnings per share (diluted) are based on the assumption of an average stock price for the last 6 months of 2003 (if the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower); the appeal of the company's products and services to the institutional market (given the company's limited experience selling to that market); the company's brokerage client base trading with an average frequency and/or volume lower than the company anticipates; changes in the condition of the securities and financial markets, including decreases in the combined average share volume of the major exchanges and in market volatility; adverse results in pending or possible future litigation against the company that are significantly different than is currently estimated (and it should be noted that the company does not maintain errors or omissions insurance that might cover, in whole or in part, some of the claims and costs related to certain litigation); the amount of unexpected legal, consultation and professional fees; the effect of unanticipated increased infrastructure costs that may be incurred as the company grows its brokerage firm operations; potential NASD or other broker-dealer regulatory issues relating to brokerage businesses that focus on active traders; the scalability, possible performance failures and reliability of the company's server farm/data network; the entrance of new competitors or competitive products or services into the market; other items, events and unpredictable costs or revenue impact that may occur; the general variability and unpredictability of operating results forecast on a quarter-by-quarter basis; and other issues, risks and uncertainties indicated from time to time in the company's filings with the Securities and Exchange Commission including, but not limited to, the company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, its Annual Report on Form 10-K for the year ended December 31, 2002, and other SEC filings and company press releases.

      Contact -

      David H. Fleischman
      Chief Financial Officer
      TradeStation Group, Inc.
      954-652-7000

                    TRADESTATION GROUP, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                   Three Months Ended                               Six Months Ended
                                                        June 30,                                        June 30,
                                          -----------------------------------             -----------------------------------
                                             2003                     2002                   2003                    2002
                                          -----------              ----------             -----------             -----------
REVENUES:
 Brokerage
  revenues                                $12,720,649              $9,797,580             $23,682,872             $16,645,846
 Subscription fees                          1,694,372               1,533,129               3,405,459               3,193,271
 Other                                        554,435                 892,080               1,193,688               2,062,861
                                          -----------              ----------             -----------             -----------
   Total revenues                          14,969,456              12,222,789              28,282,019              21,901,978
                                          -----------              ----------             -----------             -----------

OPERATING EXPENSES:
 Clearing and
  execution costs                           4,810,867               2,429,540               8,304,232               4,369,435
 Data center costs                            985,696               1,211,031               2,019,701               2,423,196
 Technology
  development                               1,867,161               2,340,641               3,717,854               4,687,761
 Sales and marketing                        2,721,353               3,506,201               5,291,467               6,745,710
 General and
  administrative                            2,360,850               2,496,305               4,518,035               5,420,051
 Amortization of
  intangible assets                            52,479                 258,548                 104,957                 514,320
                                          -----------              ----------             -----------             -----------
   Total operating
    expenses                               12,798,406              12,242,266              23,956,246              24,160,473
                                          -----------              ----------             -----------             -----------
   Income (loss)
    from operations                         2,171,050                 (19,477)              4,325,773              (2,258,495)
OTHER INCOME
 (EXPENSE), net                               (29,280)                361,081                 (18,586)                348,297
                                          -----------              ----------             -----------             -----------
   Income (loss)
    before income
    taxes                                   2,141,770                 341,604               4,307,187              (1,910,198)

INCOME TAX PROVISION
 (BENEFIT)                                   (714,046)                    326                (800,829)                    326
                                          -----------              ----------             -----------             -----------
   Net income
    (loss)                                $ 2,855,816              $  341,278             $ 5,108,016             $(1,910,524)
                                          ===========              ==========             ===========             ===========
EARNINGS (LOSS)
 PER SHARE:
   Basic                                        $0.07                   $0.01                   $0.13                  $(0.04)
                                          ===========              ==========             ===========             ===========
   Diluted                                      $0.07                   $0.01                   $0.12                  $(0.04)
                                          ===========              ==========             ===========             ===========

WEIGHTED AVERAGE SHARES
 OUTSTANDING:
   Basic                                   40,092,803              44,547,816              39,843,096              44,547,816
                                          ===========              ==========             ===========             ===========
   Diluted                                 43,588,162              44,600,584              42,093,040              44,547,816
                                          ===========              ==========             ===========             ===========

                    TRADESTATION GROUP, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS

                                                       June 30,     December 31,
                                                         2003           2002
                                                     -----------    ------------
                                                     (Unaudited)
ASSETS:
-------
  Cash and cash equivalents, including
   restricted cash of $2,842,747 and
   $3,427,290 at June 30, 2003 and
   December 31, 2002, respectively                   $23,085,548     $16,410,146
  Receivables from clearing firms                        480,786         751,220
  Accounts receivable                                    156,619         181,826
  Income tax receivable                                  873,949               -
  Property and equipment, net                          3,858,099       4,348,752
  Intangible assets, net                                 154,380         244,337
  Other assets                                           601,826         681,513
                                                     -----------     -----------
    Total assets                                     $29,211,207     $22,617,794
                                                     ===========     ===========

LIABILITIES AND SHAREHOLDERS' EQUITY:
-------------------------------------
LIABILITIES:
  Accounts payable                                   $ 1,888,896     $ 1,947,602
  Accrued expenses                                     6,636,308       6,894,616
  Capital lease obligations                              534,851       1,382,264
                                                     -----------     -----------
    Total liabilities                                  9,060,055      10,224,482

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY                                  20,151,152      12,393,312
                                                     -----------     -----------
  Total liabilities and
   shareholders' equity                              $29,211,207     $22,617,794
                                                     ===========     ===========